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                                                              Exhibit 2



                              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 28, 1994 (the Report of Independent Public Accountants), appearing on page 2 in this report on Form 11-K for the Stock Savings Plus Plan of Southern California Edison Company into the previously filed Registration Statements of SCEcorp which follow:

             Registration Form               File No.               Effective Date

                 Form S-8                    33-32302               June 2, 1993
                 Form S-8                    33-46713               June 2, 1993
                 Form S-8                    33-46714               June 2, 1993
                 Form S-3                    33-47389               June 2, 1993
                 Form S-8                    33-51225               November 30, 1993
                 Form S-3                    33-44148               September 17, 1993



                                             ARTHUR ANDERSEN & CO.
                                             ARTHUR ANDERSEN & CO.

Los Angeles, California
March 28, 1994